UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2009

MACY'S, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

           On October 23, 2009, the Compensation and Management Development (CMD) Committee of the Board of Directors (and the non-employee members of the Board of Directors with respect to Mr. Lundgren) of Macy's, Inc. (the "Company") approved a new executive severance plan and a new change in control plan.

Executive Severance Plan (the “ESP”)

            The Company is discontinuing the use of employment agreements at the end of their current terms.   Certain senior executives who currently have employment agreements are potentially eligible to participate in the ESP, including the following named executive officers:  Terry Lundgren, Chairman, President and Chief Executive Officer, Thomas Cole, Chief Administrative Officer and Karen Hoguet, Chief Financial Officer. The terms of their current employment agreements expire in 2011 (February 28, 2011 for Mr. Lundgren and June 30, 2011 for Mr. Cole and Mrs. Hoguet). Their participation in the ESP will commence upon execution of the restrictive covenant agreement described below.  The Company's other current named executive officers, Janet Grove, Vice Chair, and Susan Kronick, Vice Chair, are not eligible to participate in the ESP, as they plan to retire on or before the end of the term of their current employment agreements.

            To be eligible to participate in the ESP, generally a person must be an employee of the Company or one of its subsidiaries, divisions or controlled affiliates with a position at, equivalent to or above General Merchandise Manager or Senior Vice President and must sign a non-compete, non-solicitation and confidential information agreement (the “restrictive covenant agreement”).  Pursuant to the restrictive covenant agreement, the executive would agree, among other things, not to engage in specified activities in competition with the Company following termination of employment.  The non-competition period would extend for a period of two years if the executive voluntarily terminates his or her employment or is involuntarily terminated by the Company for cause (as defined in the ESP).  Except as described below with respect to Mr. Lundgren, the non-competition period would not apply if the executive is involuntarily terminated by the Company without cause.  Mr. Lundgren may elect to sign a restrictive covenant agreement that provides that the non-competition period would apply to him even if he is involuntarily terminated by the Company without cause.  If he does so, Mr. Lundgren would receive the greater severance benefit described in the next paragraph.  In addition to the non-competition requirement, the restrictive covenant agreement provides that participants will not solicit the Company's employees for two years following termination of employment and will preserve the confidentiality of the Company's confidential information.  Eligible executives have until January 31, 2010 to decide whether to participate in the ESP.  Eligible executives who currently have employment agreements and who elect not to participate in the ESP will be covered by the Company's basic severance plan.

           Under his current employment agreement, upon an involuntary termination of his employment by the Company without cause or a termination by him for good reason, Mr. Lundgren would be entitled to receive semi-monthly severance payments equal to his base salary and target annual bonus through the end of the term of his employment agreement.  If Mr. Lundgren elects to participate in the ESP, upon (a) a voluntary termination of his employment by Mr. Lundgren if the Company fails to name him as the Company's Chief Executive Officer or (b) an involuntary termination of his employment by the Company for reasons other than for cause (as defined the ESP), Mr. Lundgren would be entitled to receive a lump sum severance payment equal to 36 months of base salary.  If Mr. Lundgren elects to sign a restrictive covenant agreement providing that the non-competition period would continue to apply to him even if he is involuntarily terminated by the Company without cause, then he would receive a larger lump sum severance payment equal to 54 months of base salary.  If Mr. Lundgren elects to participate in the ESP, in the event of an involuntary termination of his employment by the Company during the transition period before his employment agreement terminates, Mr. Lundgren (i) would be entitled to continue to receive semi-monthly severance payments equal to base salary and target bonus through the remaining term of his employment agreement and (ii) if the ESP would have provided a greater severance payment, Mr. Lundgren would receive a lump sum payment upon termination equal to the excess of the benefit he would have received under the ESP over the amounts payable to him pursuant to his employment agreement.

            Under their current employment agreements, upon an involuntary termination of their employment by the Company, Mr. Cole and Mrs. Hoguet would be entitled to continue to receive semi-monthly severance payments equal to base salary through the end of the terms of their employment agreements.  If they elect to participate in the ESP, upon involuntary termination of their employment for reasons other than a termination by the Company for cause, each of Mr. Cole and Mrs. Hoguet would be entitled to receive a lump sum severance payment equal to 24 months of base salary.  If Mr. Cole and Mrs. Hoguet elect to participate in the ESP, in the event of an involuntary termination of their employment by the Company during the transition period before their employment agreements terminate, each of Mr. Cole and Mrs. Hoguet (i) would be entitled to continue to receive semi-monthly severance payments equal to base salary for the remaining term of their respective employment agreements and (ii) if the ESP would have provided a greater severance payment, each of Mr. Cole and Mrs. Hoguet would receive a lump sum payment upon termination equal to the excess of the benefit they would have received under the ESP over the amounts payable to them pursuant to their employment agreements.

Change in Control Plan (“CIC Plan”)

            The CIC Plan becomes effective on November 1, 2009.  Each employee of the Company or one of its subsidiaries, divisions or controlled affiliates who is designated by the Company's Board of Directors as being subject to Section 16 of the Securities Exchange Act of 1934, including each of the Company's current named executive officers, and any other employee designated by the CMD Committee, is eligible to participate in the CIC Plan.  The CIC Plan replaces the Company's existing change in control severance agreements, which expire as of November 1, 2009.

            Under their current change in control severance agreements, the Company's named executive officers are entitled to receive a lump sum severance payment in the amount of three times their base salary and annual bonus if their employment is terminated as a result of the change in control.  The annual bonus is calculated based on the greater of (i) “target” bonus or (ii) the highest bonus paid during the three years preceding the change in control.  The named executive officers are also entitled to continue to participate in the Company's welfare benefit plans for up to three years following such termination.  In addition, the named executive officers receive credit for an additional period of three years of service with the Company for the purpose of determining service credits and benefits under the Company's retirement and pension plans.

            Under the CIC Plan, participants would be entitled to receive a lump sum severance payment in the amount of two times their base salary and annual bonus if, subject to specified exceptions, their employment is terminated within two years after the first occurrence of a change in control (as defined in the CIC Plan) either involuntarily without cause (as defined in the CIC Plan) or voluntarily for good reason (as defined in the CIC Plan).  The annual bonus would be based on the average bonus paid to the participant during the three years preceding the change in control; provided, however, that if the change in control occurs prior to November 1, 2012, the annual bonus would be the participant's “target” bonus for the year in which the change in control occurs.  If a participant does not engage in specified activities in competition with the Company during the first year following termination of employment, the participant would be paid an additional payment equal to one times base salary and annual bonus at the end of the one-year period.  In addition to the above, the participant would receive credit for an additional period of two years of service with the Company (three years, if they do not engage in specified activities in competition with the Company during the first year following termination of employment) for the purpose of determining service credits and benefits under the Company's retirement and pension plans.  Under the CIC Plan, welfare benefits would not continue following termination.

MACY'S, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACY'S, INC.

Dated: October 28, 2009	By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Executive Vice President, General Counsel and Secretary